Exhibit 3.1

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Restated Articles of Incorporation, dated as of December 14, 2000.

1.

The name of the corporation is:  Ruddick Corporation

2.

The text of each amendment adopted is as follows:

Article 1 of the corporation’s Restated Articles of Incorporation shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“ARTICLE 1.

The name of the Corporation is Harris Teeter Supermarkets, Inc.”

3.

The date of adoption of each amendment was as follows:  December 12, 2011.

4.

The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

5.

These articles will be effective 12:01 a.m. on Monday, April 2, 2012.

This the 29th day of March, 2012.

                 Ruddick Corporation

Name of Corporation

             /S/ JOHN B. WOODLIEF

Signature

John B. Woodlief

                 Vice President - CFO

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